                                     EXHIBIT
                                     ITEM 23

Consent Of Hutchinson and Bloodgood LLP

To the Board of Directors
Centennial First Financial Services
Redlands, California


We hereby consent to the use in the 10-KSB/A for Centennial First Financial Services of our report dated January 25, 2001 relating to the financial statements of Centennial First Financial Services and Subsidiary for the years ended December 31, 2000, 1999 and 1998, and to the reference to our Firm under the caption "Experts" in the Registration Statement.

                                     /s/ Hutchinson and Bloodgood LLP


Glendale, California
April 30, 2001





                                       9